                                               EDISON INTERNATIONAL

                                                  POWER OF ATTORNEY

                  The undersigned, EDISON INTERNATIONAL, a California corporation, and certain of its officers and directors, pursuant to a resolution adopted November 18, 2004 (the "Resolution"), do each hereby constitute and appoint BRYANT C. DANNER, THEODORE F. CRAVER, JR., POLLY L. GAULT, THOMAS M. NOONAN, JO ANN NEWTON, BEVERLY
P. RYDER, KENNETH S. STEWART, MARY C. SIMPSON, PAIGE W. R. WHITE, MICHAEL A. HENRY, DARLA F. FORTE and BONITA J.
SMITH, or any of them, to act severally as attorney-in-fact, for and in their respective names, places, and steads, and on behalf of Edison International, to execute, sign, and file or cause to be filed, at one time or from time to time, one or more Registration Statements, and any and all exhibits, amendments, and supplements thereto to be filed by Edison International with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, up to 10,000,000 shares of Common Stock of Edison
International with the attached rights to purchase Series A Junior Participating Cumulative Preferred Stock and
related beneficial interests to be offered and sold through a dividend reinvestment and stock purchase plan, and one or more listing applications and any exhibits, amendments, and supplements thereto, and any other required documents, to be filed by Edison International with any stock exchange for the purpose of listing any of such securities; and to take any other actions necessary to comply with the laws, rules, or regulations of any governmental or regulatory entity relating to such securities, granting unto said attorney-in-fact, and each of them, full power and authority to do and perform every act and thing whatsoever necessary or appropriate as fully and to all intents and purposes as the undersigned or any of them might or could do if personally present, hereby ratifying and approving the acts of each of said attorneys-in-fact.

                  Executed at Rosemead, California, as of this 18th day of November, 2004.

                                                 EDISON INTERNATIONAL

                                                 By:      /s/ John E. Bryson
                                                          ----------------------------------------------------
                                                          John E. Bryson
                                                          Chairman of the Board, President and Chief Executive
                                                          Officer

Attest:

/s/ BEVERLY P. RYDER
---------------------------------------
BEVERLY P. RYDER
Vice President and Secretary

Principal Executive Officer and Director:

/s/ JOHN E. BRYSON
---------------------------------------  Chairman of the Board, President, Chief
JOHN E. BRYSON                           Executive Officer and Director

Principal Financial Officer:

/S/ THEODORE F. CRAVER, JR.
---------------------------------------  Executive Vice President,
THEODORE F. CRAVER, JR.                  Chief Financial Officer and Treasurer

Page

Controller and Principal Accounting Officer:

/S/ THOMAS M. NOONAN
---------------------------------------  Vice President and Controller
THOMAS M. NOONAN

Directors:

/s/ FRANCE A. CORDOVA                                      /S/ JAMES M. ROSSER
---------------------    Director                          -------------------------   Director
FRANCE A. CORDOVA                                          JAMES M. ROSSER

/S/ BRADFORD M. FREEMAN  Director                          /s/ RICHARD T. SCHLOSBERG, III
-----------------------                                     -------------------------   Director
BRADFORD M. FREEMAN                                         RICHARD T. SCHLOSBERG, III

/S/ BRUCE KARATZ                                          /S/ ROBERT H. SMITH
----------------------   Director                          --------------------------   Director
BRUCE KARATZ                                               ROBERT H. SMITH

/S/ LUIS G. NOGALES                                       /S/ THOMAS C. SUTTON
---------------------    Director                          -------------------------    Director
LUIS G. NOGALES                                            THOMAS C. SUTTON

/S/ RONALD L. OLSON
---------------------    Director
RONALD L. OLSON